SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2006

CAP ROCK ENERGY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

TEXAS

(State or Other Jurisdiction of Incorporation or Organization)

0-32667	75-2794300
(Commission File Number)	(I.R.S Employer
Identification No.)

500 West Wall Street, Suite 400, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (432) 683-5422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 5.02                                      DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On March 10, 2006, David W. Pruitt retired as Chief Executive Officer of the Company, effective that day immediately following the Special Meeting of Shareholders. Also effective that day, William L. West was appointed as successor CEO.

William L. West served as a consultant to the Company from July through December 2003 and joined the Company full time in January 2004 as Chief Strategic Officer, was appointed Vice-President in July 2004, President in December 2004 and was appointed to serve on the Board of Directors at the same time. Prior to this, he was a Senior Manager with KPMG, LLC, an accounting firm unaffiliated with the Company, serving in client service and strategic corporate tax consulting capacities from 1997 through July 2003. Mr. West is a certified public accountant.

As previously described in an 8-K filed November 9, 2005, the Company and William L. West entered into an Employment Contract (the “Employment Contract”) dated as of November 3, 2005, and an amendment to such Employment Contract (the “Employment Contract Amendment”), dated as of November 4, 2005, (together, the “Amended West Agreement”). Pursuant to the Amended West Agreement, Mr. West would serve as the Company’s president until the date of the meeting at which the Company’s shareholders vote on the Agreement and Plan of Share Exchange (the “Exchange Agreement”) dated as of November 4, 2005, between the Company and Cap Rock Holding Company (“CHC”). At that time, Mr. West would continue as president and will also succeed David W. Pruitt as the Company’s chief executive officer. The Amended West Agreement has an initial term of five years. During such term, Mr. West will be paid an annual salary of $236,946 and will be entitled to certain other benefits typical for officers of the Company.

The foregoing description of the Amended West Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Contract and the Employment Contract Amendment, which have been previously filed as Exhibits 10.92 and 10.93 to the aforementioned 8-K and are incorporated herein by reference.

At the time the Company entered into the Exchange Agreement, Mr. West entered into an Employment Contract with CHC (the “CHC Employment Contract”), which upon the consummation of the share exchange contemplated by the Exchange Agreement will supercede the Amended West Agreement in its entirety. Under the terms of the CHC Employment Contract, CHC will employ Mr. West for an initial term of five years following the consummation of the Share Exchange as its President and Chief Executive Officer. Mr. West’s employment arrangements with CHC will be substantially similar to his previous arrangements with the Company, but he will waive any change in control payments that may otherwise be due to him from the Company as a result of the Share Exchange and will receive restricted stock of CHC, which stock will be subject to certain vesting requirements. Mr. West will also receive a retention bonus as incentive for remaining with the Company through the consummation of the Share Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAP ROCK ENERGY CORPPORATION

	By:	/s/ Melissa D. Davis
March 15, 2006	Melissa D. Davis
Vice President, Controller and
Chief Accounting Officer